FUND PARTICIPATION AGREEMENT
                                 AMENDMENT NO. 1

     THIS AGREEMENT, made and entered into this 15th day of April, 2001 (the "Agreement") by and among Sun Life Assurance Company of Canada (U.S.), organized under the laws of the State of Delaware (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); INVESCO Variable Investment Funds, Inc., an open-end management investment company organized under the laws of the State of Maryland (the "Fund"); INVESCO Funds Group, Inc., a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and INVESCO Distributors, Inc., a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

     1. Sun Life Insurance and Annuity Company of New York, organized under the laws of New York, is hereby made a party to the Agreement.

     2. The Introduction Paragraph Page 1 is hereby deleted in its entirety and replaced with the following:

     THIS AGREEMENT, made and entered into this 15th day of April, 2001 and amended on September 1, 200l (the "Agreement") by and among Sun Life Assurance Company of Canada (U.S.), organized-tmder the laws of the State of Delaware; Sun Life Insurance and Annuity Company of New York, organized under the laws of the State of New York, (each of which is hereinafter referred to as the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); INVESCO Variable
Investment Funds, Inc., an open-end management investment company organized under the laws of the State of Maryland (the "Fund"); INVESCO Funds Group, Inc., a corporation organized under the laws of the State of Delaware and investment adviser to the Fund (the "Adviser"); and INVESCO Distributors, Inc., a corporation organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

     3. Schedule A of the Agreement is deleted in its entirety and replaced with the following:

                             PARTICIPATION AGREEMENT
                                   SCHEDULE A

     The following Separate Accounts and Associated Contracts of Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT                                    NAME OF SEPARATE ACCOUNT
Futurity II Variable and Fixed Annuity Contract                         Sun Life of Canada (U.S.) Variable Account F

Futurity III Variable and Fixed Annuity Contract

Futurity Focus II Variable and Fixed Annuity Contract

Futurity Accolade Variable and Fixed Annuity Contract

Futurity Select Four Variable and Fixed Annuity Contract

Futurity Protector Variable Universal Life Insurance Policies           Sun Life of Canada (U.S.) Variable Account I

Futurity Accumulator Variable Universal Life Insurance Policies

Futurity Survivorship II Variable Universal Life Insurance Policies

Futurity Corporate Variable Universal Life Insurance Policies           Sun Life of Canada (U.S.) Variable Account G

Futurity Accolade NY Variable and Fixed Annuity Contract                Sun Life (N.Y.) Variable Account C

     All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of September 1, 2001.


                          SUN LIFE ASSURANCE COMPANY OF
                          CANADA(U.S.)

                          By:  /s/ Ronald J. Fernandes
                               -------------------------------
                               Ronald J. Fernandes
                               Vice President, Retirement Products & Services

                          By:  /s/ Edward M. Shea
                               --------------------------------
                               Edward M. Shea
                               Assistant Vice President & Senior Counsel

                          SUN LIFE INSURANCE AND ANNUITY COMPANY
                          OF NEW YORK

                          By:  /s/ Ronald J. Fernandes
                               --------------------------------
                               Ronald J. Fernandes
                               Vice President, Retirement Products & Services

                          By:  /s/ Edward M. Shea
                               --------------------------------
                               Edward M. Shea
                               Assistant Vice President & Senior Counsel


                          INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          By:  /s/ Ronald L. Grooms
                               --------------------------
                               Ronald L. Grooms
                               Treasurer

                          INVESCO FUNDS GROUP, INC.

                          By:  /s/ Ronald L. Grooms
                               --------------------------
                               Ronald L. Grooms
                               Senior Vice President & Treasurer

                          INVESCO DISTRIBUTORS, INC.

                          By:  /s/ Ronald L. Grooms
                               --------------------------
                               Ronald L. Grooms
                               Senior Vice President & Treasurer


J/GC/Lawdept/Mmurphy2001/VITs/INVESCO/Invesco Amendment No. 1 (9.1.01)